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                                                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Read-Rite Corporation 1995 Stock Plan, 1991 Director Option Plan, and the 1998 Nonstatutory Stock Option Plan, of our report dated October 20, 1997, except for the first paragraph of Note 15, as to which the date is November 18, 1997, with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
-------------------------
Ernst & Young LLP

San Jose, California
May 8, 1998